EXHIBIT 21

BALTEK CORPORATION AND SUBSIDIARIES
Subsidiaries of Registrant
December 31, 2000

                                                                    Voting
                                            Where                   Securities
                                            Incorporated            Owned
                                            ------------            ----------
Balmanta S.A. (2)                           Ecuador                 100%
Compania Ecuatoriana de Balsa, S.A.         Ecuador                 100%
Maderas Secas C.A. (2)                      Ecuador                 100%
Marines C.A.(6)                             Ecuador                 100%
Plantaciones De Balsa, S.A. (3)             Ecuador                 100%
Productos del Pacifico, S.A.                Ecuador                 100%
Recorcholis,S.A. (8)                        Ecuador                 100%
Servicios Contables, S.A. (5)               Ecuador                 100%
Balsa Ecuador Lumber Corporation            New Jersey              100%
Balsa Development Corporation               New Jersey              100%
Sanlam Corporation                          New York                100%
Baltek Foreign Sales Corporation            U.S. Virgin Islands     100%
Crustacea Corporation                       Delaware                100%
Cryogenic Structures Corporation            Delaware                94% (1)
Baltek International Corporation            Delaware                100%
Baltek Mercosur, LLC                        New Jersey              100%


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                                                                     EXHIBIT 21
                                                                    (Continued)

BALTEK CORPORATION AND SUBSIDIARIES
Subsidiaries of Registrant
December 31, 2000

                                                               Voting
                                            Where              Securities
                                            Incorporated       Owned
                                            -------------      ----------
Pacific Timber Ltd. (4)                     Great Britain      100% (1)
Baltek GmbH                                 Germany            100% (1)
Baltek, S.A.                                France             100% (1)
Baltek, Ltd.                                Great Britain      100% (1)
Baltek Scandinavia Aps (7)                  Denmark            100% (1)


(1) Includes qualifying shares in the names of individuals associated with the Company.
(2) Wholly-owned by Productos del Pacifico, S.A. and Compania Ecuatoriana de Balsa, S.A.
(3) Wholly-owned by Baltek Corporation, Compania Ecuatoriana de Balsa, S.A, Productos del Pacifico, S.A., Maderas Secas, C.A., Balmanta, S.A., and Servicios Contables, S.A.
(4)      Wholly-owned by Baltek Ltd.
(5) Wholly-owned by Compania Ecuatoriana de Balsa, S.A., Maderas Secas C.A., Balmanta, S.A., and Productos del Pacifico, S.A.
(6)      Wholly-owned  by Baltek  Corporation,  Maderas Secas C.A. and Balmanta,
         S.A.
(7)      Wholly-owned by Baltek, S.A.
(8)      Wholly-owned by Marines C.A.

The above subsidiaries are included in the Company's consolidated financial statements.